EXHIBIT 99.1

CONSENT OF MONROE FINANCIAL PARTNERS, INC.

We hereby consent to the inclusion of and reference to our opinion dated October 17, 2018, to the Board of Directors of Oak Park River Forest Bankshares, Inc. (“OPRF”) as Annex D to the proxy statement/prospectus which forms part of the Registration Statement on Form S-4, as amended (the “Registration Statement”), relating to the proposed merger of OPRF with and into Byline Bancorp, Inc. (“Byline”), with Byline as the surviving corporation (the “Merger”), and to the references to such opinion in such proxy statement/prospectus under the headings “Summary—Opinion of OPRF’s Financial Advisor,” “Risk Factors,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the OPRF Board of Directors and OPRF’s Reasons for the Merger,” and “The Merger—Opinion of OPRF’s Financial Advisor.”  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

MONROE FINANCIAL PARTNERS, INC.

By:	/s/ Monroe Financial Partners, Inc.
MONROE FINANCIAL PARTNERS, INC.

February 12, 2019